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                                                                    EXHIBIT 3.16



                               CODE OF REGULATIONS
                                       OF

                   LEAR CORPORATION AUTOMOTIVE SYSTEMS, INC.
                             (Revised March 11, 1999)



                                    ARTICLE I
                                     Offices

                  Section 1. Principal Office. The principal office of the Company shall be at such place in Ohio as may be designated from time to time in the Company's Articles of Incorporation.

                  Section 2. Other Offices. The Company shall also have offices at such other places within or without the State of Ohio as the Board of Directors of the Company (the "Board") may determine.


                                   ARTICLE II
                             Meetings of Shareholders

                  Section 1. Annual Meeting. The annual meeting of shareholders for the purpose of electing directors, considering financial statements and other reports, and transacting such other business as may properly come before the meeting shall be held on the first Monday of the fourth month following the close of each fiscal year of the Company, if not a legal holiday, but if a legal holiday, then on the next business day following, or on such other day as the Board may designate.

                  Section 2. Special Meetings. Special meetings of shareholders may he called at any time by (i) the Company's Chairman of the Board, President or a Vice President (acting in the President's absence, death, or disability),
(ii) a majority of the Board acting with or without a meeting, or (iii) the holder or holders of at least one-fourth (l/4) of all the shares of the Company outstanding and entitled to vote thereat.

                  Section 3. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Company unless the Board decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

                Section 4. Notice of Meetings. Unless waived, a written notice of the time, place, and purposes of any meeting of shareholders shall be given to each shareholder of record entitled thereto, determined as of the record date therefor. Such notice shall be given not less



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than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or by mail to each shareholder entitled to receive notice of or to vote at such meeting. If mailed, the notice shall be directed, postage prepaid, to the shareholders at their respective addresses as they appear upon the records of the Company, and notice shall be deemed to have been given on the day so mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need to be given other than by announcement at the meeting at which such an adjournment is taken.

                  Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of the shareholders, such officer shall cause notice of such meeting to be given to the shareholders of record entitled thereto, determined as of a record date duly fixed therefor by the Board. Such meeting shall be held on a date not less than seven (7) days nor more than sixty (60) days after the receipt of such request. If such notice is not given within fifteen (15) days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of the meeting and give notice thereof as provided in this Section 4. The person or persons calling such meeting shall have such rights to determine the record dates therefor as provided in Section ss. 1701.45 of the Ohio Revised Code ("ORC").

                  Every person who, by operation of law, transfer or otherwise, shall become entitled to any share or right or interest therein shall be bound by every notice in respect of such share that, prior to his or her name and address being entered upon the books of the Company as the registered holder of such share, shall have been given to the person in whose name such share appeared of record.

                Section 5. Waiver of Notice. Notice of the time, place, and purposes of any meeting of shareholders, whether required by law, the Articles of Incorporation of the Company (the "Articles"), or these Regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder entitled thereto, which writing shall be filed with or entered upon the records of the meeting. Attendance of any shareholder at any such meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such shareholder of notice of such meeting. If all of the shareholders entitled to vote shall meet in person or by proxy and consent to holding a meeting, such meeting shall be valid for all purposes without call or notice, and at such meeting any action may be properly taken.

                Section 6. Shareholders Entitled to Receive Notice and to Vote. If the record date shall not be fixed therefor or the books of the Company shall not be closed against transfers of shares pursuant to statutory authority, the record date for the determination of shareholders of the Company entitled to receive notice of or to vote at any meeting of shareholders shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be. Such record date shall continue to be the record date for all adjournments of the meeting unless a new record date shall be fixed and notice thereof and of the date of the adjourned meeting be given to all shareholders entitled to notice thereof accordance with the new record date so fixed.


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                  Section 7. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or represented by proxy, shall constitute a quorum, except when a greater proportion is required by law, the Articles, or these Regulations.

                  At any meeting of shareholders at which a quorum is present, all questions and business that shall come before the meeting shall be determined by the vote of the holders of a majority of such voting shares as are represented in person or by proxy, except when a greater proportion is required by law, the Articles, or these Regulations. At any meeting of shareholders, whether a quorum is present or not, the holders of a majority of the voting shares represented by shareholders present in person or by proxy may adjourn such meeting from time to time and from place to place without notice other then by announcement at the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified or held.

                  Section 8. Proxies. A person who is entitled to attend a shareholders meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting and vote thereat, and execute consents, waivers and releases, and exercise any of his or her other rights, by proxy or proxies appointed by a writing signed by such person.

                  A facsimile, telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of a writing, appointing a proxy shall be a sufficient writing.

                  No appointment of a proxy shall be valid eleven (11) months after it is made unless the writing specifies the date on which it is to expire or the length of time it is to continue in force. Every appointment of a proxy shall be revocable unless such appointment is coupled with an interest. Without affecting any vote previously taken, the person appointing the proxy may revoke a revocable appointment by a later appointment received by the Company or by giving notice of revocation to the Company in writing or in open meeting. The presence at a meeting of the person appointing a proxy does not revoke the appointment. A revocable appointment of a proxy is not revoked by the death or incompetency of the maker unless, before the vote is taken or the authority granted is otherwise exercised, written notice of such death or incompetency is received by the Company from the executor or administrator of the estate of such maker or from the fiduciary having control of the shares in respect of which the proxy was appointed.

                  Unless the writing appointing a proxy otherwise provides:

                  (1) Each and every proxy shall have the power of substitution, and when three (3) or more persons are appointed, a majority of them or their respective substitutes may appoint a substitute or substitutes to act for all; and

                  (2) If more than one proxy is appointed, then (a) with respect to voting or giving consents at a shareholders meeting, a majority of such proxies as attend the meeting, or if only one attends then that one, may exercise all the voting and consenting authority thereat; if an even number attend and a majority do not agree




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         on any particular issue, each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares; (b) with respect to exercising any other authority, a majority may act for all.

                  Section 9. Voting. At any meeting of shareholders, except as otherwise provided by law or by the Articles or these Regulations, each shareholder shall be entitled to one vote (or fraction thereof in case of fractional shares) in person or by proxy for each share of the Company (or fraction thereof in the case of fractional shares) registered in his or her name on the books of the Company on the date fixed pursuant to these Regulations as the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale or other disposal of such share or shares or transfer of the same on the books of the Company on or after the date so fixed, or if no such record date shall have been fixed, then as of the date next preceding the date of such meeting.

                  Section 10. Financial Reports. At the annual meeting of shareholders, or a meeting held in lieu thereof, there shall be laid before the shareholders a financial statement of the Company, which may be consolidated, meeting the requirements of ORC ss. 1701.38(A) with an opinion appended thereto meeting the requirements of ORC ss. 1701.38(B).

                  Section 11. Action without Meeting. Any action that may be authorized or taken at any meeting of shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting of shareholders held for such purpose. Such writing or writings shall be entered upon the Company's records.

                  Section 12. Organization of Meetings. The President or, in his or her absence, a Vice President, shall call all meetings of the shareholders to order and shall act as Chairman thereof. If all of such persons are absent, then the shareholders shall elect a Chairman. The Secretary of the Company, or, in his or her absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings.

                  Section 13. List of Shareholders. At any meeting of shareholders, a list of shareholders, alphabetically arranged and showing their respective addresses and the number and classes of shares held by each on the record date applicable to such meeting, shall be produced on the request of an inspection at the meeting.

                                   ARTICLE III
                                    Directors

                  Section 1. General Powers of Board. All power and authority of the Company shall be exercised by or under the direction of the Board except where the law, the Articles, or these Regulations require action to be authorized or taken by the shareholders. Without prejudice to the general powers conferred by or implied in the preceding sentence, the Board shall have the power to: (i) fix, define and limit the powers and duties of all officers and



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fix the salaries of all officers; (ii) appoint and, at their discretion with or without cause, remove or suspend such subordinate officers, assistants, managers, agents and employees as the Board may from time to time deem advisable, and determine their duties and fix their compensation; (iii) require any officer, agent or employee to furnish a bond for faithful performance in such amount and with such sureties as the Board may approve; (iv) designate a depository or depositories of the funds of the Company and the officer or officers or other persons who shall be authorized to sign notes, checks, drafts, contracts, deeds, mortgages and other instruments on behalf of the Company; (v) appoint and remove transfer agents and/or registrars for the Company's shares; (vi) fix a time not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the shareholders entitled to receive notice of and to vote at any such meeting, or entitled to receive payment of any such dividend, distribution, or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, and, in such case, only the persons who are shareholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting, or to receive payment of such dividend, distribution, or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed as aforesaid or change of ownership of any shares either before or after such record date, and such persons shall conclusively be deemed to be the shareholders of the Company on such record date, notwithstanding notice or knowledge to the contrary; and (vii) establish such rules and regulations respecting the issuance and transfer of shares and certificates for shares as the Board may consider reasonable.

                  Section 2. Number of Directors. The number of directors of the Company shall be determined by the shareholders from time to time in the manner set forth below, but shall not be less than three, provided that where all shares of the Company are owned of record by one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to requirements of law, the Articles or these Regulations, the number of directors of the Company may be fixed or changed by resolution at any annual meeting of the shareholders or at any special meeting of shareholders called for that purpose, adopted by the vote of the holders of shares, present in person or by proxy, entitling them to exercise a majority of the voting power on such proposal of the shares represented at such meeting.

                  Section 3. Election of Directors. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election. Unless such a request is made, the election may be conducted in any manner approved at such meeting. Nominations for the election of directors may be made by the Board or by any shareholder entitled to vote for the election of directors. Any nominations by shareholders shall be made by notice in writing, delivered or mailed by first class mail, postage prepaid, to the Secretary of the Company not less than five (5) days prior to the meeting to which the


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nomination relates. At each meeting of shareholders at which directors are to be elected, those persons receiving the greatest number of votes shall be directors.

                  Section 4. Term of Office. Directors shall hold office until the annual meeting next succeeding their election and until their successors are elected and qualified or until their earlier resignation, removal from office, or death.

                  Section 5. Vacancies. Vacancies in the Board may be filled by a majority vote of the remaining directors until an election to fill such vacancies is held. Shareholders entitled to elect directors shall have the right to fill any vacancy in the Board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors and until their successors are elected and qualified.

                  Section 6. Resignation From the Board. A resignation from the Board shall be deemed to take effect immediately upon receipt of a written statement thereof by any incumbent corporate officer other than an officer who is also the resigning director, unless some other time is specified in such written statement.

                  Section 7. Removal. Directors shall be subject to removal as provided by law or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all directors in accordance therewith.

                  Section 8. Meetings of the Board. A regular meeting of the Board shall be held immediately following the adjournment of each shareholders' meeting at which directors are elected. The holding of such shareholders meeting shall constitute notice of such Board meeting and such meeting shall be held without further notice. Other regular meetings shall be held at such other times and places as may be fixed by the Board. Special meetings of the Board may be held at any time upon call of the Chairman of the Board, President, a Vice President, or any two members of the Board. Notice of any special meeting of the Board shall be mailed to each director, addressed to such director at his or her residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him or her at such place by facsimile, telegraph or cable, or be given personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board need not be given to any director, however, if waived by him or her in writing or by facsimile, telegraph or cable, whether before or after such meeting, or if he or she shall be present at such meeting without protest prior to the commencement thereof.

                  All meetings of the Board shall be held at the office of the Company or at such other place, within or without the State of Ohio, as the Board may determine and as may be specified in the notice thereof.

                  Section 9. Quorum. A majority of the Board shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the



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meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present. At any meeting at which a quorum is present, all business that may come before the meeting shall be determined by a majority of votes cast by the members of the Board present at such meeting, unless the vote of a greater number is required by law, the Articles or these Regulations.

                  Section 10. Action without Meeting. Any action that may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Company.

                  Section 11. Compensation. The directors, as such, shall not receive any salary for their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, provided that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may, by resolution of the Board, be allowed such compensation for their services as the Board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

                  Section 12. By-Laws. For the government of its actions, the Board may adopt by-laws consistent with the Articles and these Regulations.

                  Section 13. Committees. The Board may by resolution provide for such standing or special committees as it deems desirable and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board. Vacancies in such committees shall be filled by the Board or as it may provide.


                                   ARTICLE IV
                                    Officers

                  Section 1. General Provisions. The Board shall elect a President, a Secretary and a Treasurer, and, in its discretion, a Chairman of the Board and such number of Vice Presidents as the Board may from time to time determine. The Board may from time to time create such other offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The Chairman of the Board shall be, but the other officers need not be, chosen from among the members of the Board. Any two or more of such offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers. All officers, as between themselves and the Company, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by these Regulations and the Board, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Company, or for any other reason the Board may deem sufficient, the powers or duties of



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such officer, or any of them, may be delegated by the Board to any other officer or to any director of the Company. The Board may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duty. The powers and duties of the officers described in Article IV of these Regulations are subject to change from time to time by the Board.

                  Section 2. Term of Office. The officers of the Company shall hold office at the pleasure of the Board, and unless sooner removed by the Board, until the meeting of the Board following the date of their election and until their successors are chosen and qualified. The Board may remove any officer at any time, with or without cause, by a majority vote. A vacancy in any office, however created, shall be filled by the Board.

                  Section 3. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board and shall have such other powers and duties as may be prescribed by the Board.

                  Section 4. President. The President shall be the chief executive and operating officer of the Company unless otherwise designated by the Board and shall exercise supervision over the business of the Company and over its several officers, subject, however, to the control of the Board. He or she shall preside at all meetings of shareholders and, in the absence of, or if a Chairman of the Board shall not have been elected, shall also preside at meetings of the Board. He or she shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his or her signature, and shall have all the powers and duties prescribed for such office by the ORC and such others as the Board may from time to time assign to him or her.

                  Section 5. Vice Presidents. The Vice Presidents shall perform such duties as are conferred upon them by these Regulations or as may from time to time be assigned to them by the Board or the President. At the request of the President, or in his or her absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board), shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the Company all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinated with like authority of the President. Any one or more of the Vice Presidents may be designated as an "Executive Vice President."

                  Section 6. Secretary. The Secretary shall keep minutes of all the proceedings of the shareholders and Board and shall make proper record of the same, which shall be attested by him or her; sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes, and other instruments executed by the Company requiring his or her signature; give notice of meetings of shareholders and directors; produce on request at each meeting of Shareholders for the election of directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board; and perform such other and further duties as may from time to time be assigned to him or her by the Board or by the President.


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                  Section 7. Treasurer. The Treasurer shall have general
supervision of all finances. He or she shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Company and shall do with the same as may from time to time be required by the Board. He or she shall cause to be kept adequate and correct accounts of the business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, upon the expiration of his or her term of office, shall turn over to his or her successor or to the Board all property, books, papers and money of the Company in his or her hands; and he or she shall perform such other duties as from time to time may be assigned to him or her by the Board.

                  Section 8. Assistant and Subordinate Officers, The Board may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board and perform such duties as the Board may prescribe. The Board may, from time to time, authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.


                                    ARTICLE V
                            Certificates for Shares

                  Section 1. Form and Execution. Certificates for shares shall be issued to each shareholder in such form as shall be approved by the Board. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and, if required by law, by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of the Company, which certificates shall certify the number and class of shares held by the shareholder in the Company, but no certificate for shares shall be issued and delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Company may be facsimile, engraved, stamped or printed. Although any officer of the Company whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate shall be effective in all respects when delivered.

                  Such certificate for shares shall be transferable in person or the attorney, but, except as hereinafter provided in the case of lost, mutilated, or destroyed certificates, no transfer of shares shall be entered upon the records of the Company until the previous certificate, if any, given for the same shall have been surrendered and canceled.

                  The Board shall have authority to make such rules and regulations, not inconsistent with law, the Articles, or these Regulations, as it deems expedient concerning the issuance, transfer, and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

                  Section 2. Lost, Mutilated, or Destroyed Certificates. If any certificate for shares is lost, mutilated or destroyed, the Board may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable. The Board in its


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discretion may refuse to issue such new certificates until the Company has been indemnified to its satisfaction until it is protected to its satisfaction by a final order or decree of a court of competent jurisdiction.

                  Section 3. Registered Shareholders. A person in whose name shares are of record on the books of the Company shall conclusively be deemed the unqualified owner thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Company nor any transfer agent of the Company shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

                                   ARTICLE VI
                    Indemnification of Directors and Officers

                  Each person who at any time is or shall have been a director or officer of the Company, and his or her heirs, executors and administrators, shall be indemnified by the Company against any cost or expense reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding by reason of such or any other service to the Company or for service at the request of the Company as a director, trustee, officer, employee, or agent of any other corporation, partnership, joint venture, trust, or other enterprise, and shall be advanced expenses, including attorneys' fees, incurred in defending any such action, suit, or proceeding, in accordance with and to the full extent permitted by the Ohio General Corporation Law in effect at the time of the adoption of these Regulations, or as amended from time to time thereafter. The foregoing right of indemnification and advancement of expenses shall not be deemed exclusive of other rights to which any director or officer may be entitled in any capacity as a matter of law or under any regulation, agreement, vote of directors or otherwise. Except as limited by the Ohio General Corporation Law, the Company and its directors and officers shall be fully protected in taking any action or making any payment under this section, or in refusing to do so, in reliance upon the advice of counsel. If authorized by the Board, the Company may purchase and maintain insurance against liability on behalf of any director, officer, employee or agent of the Company to the full extent permitted by law.


                                   ARTICLE VII
                                   Fiscal Year

                The fiscal year of the Company shall end on December 31st of each year, or on such other day as may be fixed from time to time by the Board.



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